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                         SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C.  20549

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                                     FORM 8-K/A

                                   CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF THE

                          SECURITIES EXCHANGE ACT OF 1934



          Date of Report (Date of earliest event reported) MARCH 11, 1998
                                                           --------------


                        CARING PRODUCTS INTERNATIONAL, INC.
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                  (Exact Name of Registrant as Specified in Charter)



          DELAWARE                333-35239               98-0134875
     --------------------     ------------------      --------------------
      (State or  Other           (Commission             (IRS Employer
       Jurisdiction of            File No.)            Identification No.)
        Incorporation)



200 FIRST AVENUE WEST, SUITE 200, SEATTLE, WASHINGTON          98119
-----------------------------------------------------       -----------
(Address of Principal Executive Offices)                     (Zip Code)


Registrant's telephone number, including area code (206) 282-6040


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ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT


     KPMG (chartered accountants) and KPMG Peat Marwick LP, collectively KPMG, were previously the principal accountants for Caring Products International, Inc. On March 11, 1998, KPMG's appointment as principal accountants was terminated and on March 12, 1998, Peterson Sullivan P.L.L.C. was engaged as principal accountants. The decision to change accountants was recommended by the audit committee of the board of directors and was approved by the board of directors.

     In connection with the audits of the two fiscal years ended March 31, 1997, and the subsequent interim period through March 11, 1998, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

     Under dates of August 29, 1997 and December 23, 1997, KPMG reported to the board of directors and the audit committee of the board of directors, respectively, a reportable condition that KPMG considered to be a material weakness under standards established by the American Institute of Certified Public Accountants. Reportable conditions are matters coming to KPMG's attention that, in their judgment, relate to significant deficiencies in the design or operations of internal control and could adversely affect the Registrant's ability to record, process, summarize and report financial data consistent with the assertions of management in the consolidated financial statements. A material weakness is a reportable condition in which the design or operation of internal control does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material to the consolidated financial statements may occur and not be detected and corrected within a timely period by employees in the normal course of performing their assigned duties.

     KPMG indicated the Company had material weaknesses. The identified material weaknesses related to deficiencies in the Company's accounting and reporting function. The principal deficiencies included: ineffective monthly account analyses and reconciliations; inaccurate inventory records; unrecorded monthly journal entries for recurring accruals; and improper accounting for foreign currency transactions.


In addition, KPMG reported that some personnel were not effectively supervised to ensure satisfactory performance of their duties and did not possess the requisite accounting knowledge to comply with generally accepted accounting principles.

     In August 1997, subsequent to the aforementioned material weakness being identified, Registrant consulted with and engaged Peterson Sullivan P.L.L.C. to assist Registrant with its accounting during the period April 1, 1997 through September 30, 1997. Accounting assistance included, but was not limited to, account analysis, review and follow-up of unusual items, and preparation of journal entries and general ledger trial balances. In September 1997, the Registrant hired a new chief financial officer. These actions were taken by the Registrant to mitigate its material weakness related to the accounting and reporting function.


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     The audit reports of KPMG on the consolidated financial statements of
Caring Products International, Inc. and subsidiaries as of and for the years ended March 31, 1997 and 1996, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.


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ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (c)  Exhibits.

     16  --     Letter, dated March 30, 1998, from KPMG Peat Marwick LLP, the
Registrant's former principal accountants, to the Securities and Exchange Commission pursuant to Item 304 (a)(3) of Regulation S-K.

                                  SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       CARING PRODUCTS INTERNATIONAL, INC.


                                       By:  /s/ Sandra L. Sternoff
                                           -------------------------
                                           Sandra L. Sternoff,
                                           Chief Financial Officer

Dated:  April 1, 1998

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